                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNIVERSAL FOREST PRODUCTS
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                          UNIVERSAL FOREST PRODUCTS
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

UNIVERSAL FOREST PRODUCTS, INC.
NOTICE OF ANNUAL MEETING

UNIVERSAL FOREST PRODUCTS, INC. 2801 East Beltline NE  Grand Rapids, MI 49525

March 24, 1999

The Annual Meeting of Shareholders of Universal Forest Products, Inc. will be held in the Vandenberg Room at the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, on Wednesday, April 28, 1999, at 8:30 a.m. local time (registration begins at 8:00 a.m.) for the following purposes:

(1) Election of three directors for three-year terms expiring in 2002.

(2) Consider and act upon a proposal to approve a Long Term Stock Incentive
    Plan.

(3) Consider and act upon a proposal to approve the Performance Bonus Plan.

(4) The transaction of such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 1, 1999, are entitled to notice of, and to vote at the meeting.

A copy of the Annual Report to Shareholders for the year ended December 26, 1998, is being mailed to you concurrently with this Notice.

By Order of the Board of Directors

Matthew J. Missad, Secretary

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING,
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

ANNUAL MEETING OF SHAREHOLDERS

UNIVERSAL FOREST PRODUCTS, INC. 2801 East Beltline NE  Grand Rapids, Michigan
49525

March 24, 1999

PROXY STATEMENT

SOLICITATION OF PROXIES. This Proxy Statement and the enclosed Proxy are being furnished to holders of Common Stock, no par value, of Universal Forest Products, Inc. (the "Company"). The Board of Directors is soliciting proxies for use at the Annual Meeting of Shareholders to be held on April 28, 1999, and at any adjournment of that meeting. The annual meeting will be held in the Vandenberg Room of the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, at 8:30 a.m. local time. Registration for the meeting begins at 8:00 a.m.

If a Proxy in the enclosed form is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the annual meeting and at any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all nominees named in the Proxy Statement, for the proposal to approve a Long Term Stock Incentive Plan, for the proposal to approve the Performance Bonus Plan, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A Proxy may be revoked at any time before it is exercised, by written notice delivered to the Secretary of the Company, by executing a subsequent Proxy or by attending the annual meeting and voting in person.

The cost of the solicitation of Proxies will be paid by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by regular employees of the Company who will not receive additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES. Holders of record of Common Stock at the close of business on March 1, 1999, will be entitled to vote at the annual meeting. As of March 1, 1999, there were 20,715,500 shares of Common Stock outstanding. A shareholder is entitled to one vote for each share of Common Stock registered in the shareholder's name at the close of business on March 1, 1999. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company.

                             ELECTION OF DIRECTORS.

The Company's Articles of Incorporation provide that the Board of Directors, which consists of eight members, shall be divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. In accordance with the recommendation of the Nominating Committee, the Board of Directors has nominated incumbent directors John C. Canepa, Carroll M. Shoffner and Louis A. Smith for re-election as directors for three-year terms expiring at the 2002 annual meeting.

Unless otherwise directed by a shareholder's Proxy, the persons named as proxy holders in the accompanying Proxy will vote for the above-named nominees. If a nominee is not available for election as a director at the time of the annual meeting (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. Accordingly, the three individuals who receive the greatest number of votes cast at the meeting will be elected as directors. For purposes of counting votes on the election of directors, abstentions, broker non-votes, and shares otherwise withheld from voting will not be counted as shares cast at the meeting, and will not have a bearing on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL PERSONS NOMINATED BY THE BOARD.

The following table provides certain biographical information for each person who is nominated for election as a director at the annual meeting and for each person who is continuing as an incumbent director.
 ................................................................................

      NAMES, (AGES), POSITIONS AND BACKGROUNDS OF
                 DIRECTORS AND NOMINEES                       SERVICE AS A DIRECTOR
      -------------------------------------------             ---------------------
Nominees for Terms Expiring in 2002

LOUIS A. SMITH (59) is a Partner in the law firm of           Director since 1993.
Smith and Johnson, Attorneys, P.C., of Traverse City,         Chairman of Audit Committee.
Michigan. Mr. Smith also serves as a director of Empire
National Bank, and as a Trustee for the Interlochen
Center for the Arts

JOHN C. CANEPA (68) is a Consulting Principal for Crowe       Director since 1996.
Chizek and Company, LLP, of Grand Rapids, Michigan. Mr.       Member of Compensation
Canepa retired as Chairman of the Board of Old Kent           Committee.
Financial Corporation on November 1, 1995, with whom he
had been affiliated since its formation in 1972. Mr.
Canepa also serves on the board of Foremost Corporation
of America

CARROLL M. SHOFFNER (66) is the Chairman of Shoffner          Director since 1998.
Industries, LLC of Burlington, North Carolina, which he
began in 1964. Mr. Shoffner also serves on the boards of
Mid Carolina Bank of Burlington and Southern University
at Collegedale, Tennessee

      NAMES, (AGES), POSITIONS AND BACKGROUNDS OF
                 DIRECTORS AND NOMINEES                       SERVICE AS A DIRECTOR
      -------------------------------------------             ---------------------
Incumbent Directors -- Terms Expiring in 2000

PETER F. SECCHIA (61) joined the Company in 1962, and         Director since 1967.
has been the Chairman of the Board since January of           Chairman of Nominating
1993. From 1971 until 1989, Mr. Secchia was the               Committee.
President, Chief Executive Officer, and Chairman of the
Company. From 1989 until January of 1993, Mr. Secchia
served as U.S. Ambassador to Italy. Mr. Secchia also
serves as a director of Old Kent Financial Corporation,
and on the board of John Cabot University of Rome.

RICHARD M. DEVOS (73) is a Co-Founder and former              Director since 1993.
President of Amway Corporation, and its affiliates, in        Member of Compensation
Ada, Michigan, and principal owner of RDV Sports, Inc.        Committee.

JOHN W. GARSIDE (59) is the President and Treasurer of        Director since 1993.
Woodruff Coal Company of Kalamazoo, Michigan. Mr.             Chairman of Compensation
Garside also serves as a director of Arcadia Bank and         Committee.
Trust Company, and a director of PRAB, Inc.

Incumbent Directors -- Terms Expiring in 2001

WILLIAM G. CURRIE (51) is the President and Chief             Director since 1978.
Executive Officer of the Company. He joined the Company
in 1971, serving as a Salesman, General Manager, Vice
President, and Executive Vice President from 1971 to
1983. From 1983 to 1990, Mr. Currie was President of
Universal Forest Products, Inc., and since 1989 has been
the Chief Executive Officer of the Company.

PHILIP M. NOVELL (60) is a consultant with the Compass        Director since 1993.
Group of Birmingham, Michigan. Mr. Novell retired as          Member of Audit Committee.
General Sales Manager for the Ford Division of Ford
Motor Company on December 31, 1998, with whom he had
been affiliated since 1961. Mr. Novell also serves on
the Board of Directors of the Detroit Visitors Council

 ................................................................................

The Board of Directors has an Audit Committee that recommends to the Board of Directors the selection of independent accountants; approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services; confers with the independent accountants and reviews the results of the annual audit; reviews with the independent accountants the Company's internal auditing, accounting and financial controls; and reviews policies and practices regarding compliance with laws and conflicts of interest. During 1998, the Audit Committee held two formal meetings.

The Board of Directors has a Nominating Committee that is responsible for recommending to the Board suitable candidates for nomination for positions on the Board of Directors and committees of the Board of Directors. During 1998, the Nominating Committee held one meeting. The Nominating Committee will consider nominees recommended by shareholders, provided that a recommendation is submitted in writing to the Chairman of the Nominating Committee at the address of the Company, on or before the 30th day preceding the date of the annual meeting, and includes a description of the proposed nominee, his or her consent to serve as a director, and other information regarding the proposed nominee as would be required to be included in a proxy statement filed under the Securities Exchange Act.

The Board of Directors has a Compensation Committee, consisting entirely of outside directors, that is responsible for reviewing and recommending to the Board of Directors the timing and amount of compensation for key employees, including salaries, bonuses, and other benefits. The Compensation Committee also is responsible for administering the Company's stock option and other equity-based incentive plans, recommending retainer and attendance fees for non-employee directors, reviewing compensation plans and awards as they relate to key employees, and administering the Company's retirement plans. During 1998, the Compensation Committee held one meeting.

During the Company's last fiscal year, there were four regular meetings of the Board of Directors, and the Board took action by unanimous written consent on two occasions. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of committees on which they were eligible to attend.

COMPENSATION OF DIRECTORS. Directors who are also employees of the Company receive no annual retainer and are not compensated for attendance at Board or committee meetings. Directors who are not employees of the Company receive a $10,000.00 annual retainer fee, plus $500.00 for attendance at each regular and special meeting of the Board of Directors and each committee meeting held on a day other than the day of a Board meeting. Directors receive no compensation for attendance at a committee meeting held on the day of a Board meeting.

Beginning in 1997, the Company instituted a Directors' Stock Grant Program. In lieu of a cash increase in the amount of the Directors' fees, each outside Director is granted 100 shares of stock for each Board meeting attended, up to a maximum of 400 shares per year. These shares will be issued from the authorized but unissued shares of the Company.

Each outside Director has the opportunity to participate in the Director Retainer Stock Plan. The Director Retainer Stock Plan, approved by shareholders in April 1994, provides that each Director may elect to receive Company stock, on a deferred basis, in lieu of cash compensation for such Director's retainer and meeting fees. In addition, Directors receive reimbursement of ordinary and necessary expenses to attend meetings. The Chairmen of the Audit, Compensation, and Nominating Committees do not receive additional compensation.

            PROPOSAL TO APPROVE THE UNIVERSAL FOREST PRODUCTS, INC.
                      1999 LONG TERM STOCK INCENTIVE PLAN

On January 20, 1999, the Board of Directors adopted the Universal Forest Products, Inc. 1999 Long Term Stock Incentive Plan (the "Plan"), subject to approval by the Company's shareholders. If approved, the Plan will succeed the Company's 1997 Long Term Stock Incentive Plan; as of March 1, 1999, 406,029 shares are still available for issue under that plan. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix A to this Proxy Statement.

Purpose. The purpose of the Plan is to promote the long-term success of the Company for the benefit of its shareholders through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain, and reward such employees.

Administration. The Plan will be administered by the Compensation Committee as designated by the Board of Directors (the "Committee"), composed of two or more "Nonemployee Directors" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Subject to the Company's Articles of Incorporation, Bylaws, and the provisions of the Plan, the Committee has the authority to select key employees to whom Awards may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; and the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions, and vesting requirements.

The Plan provides for the granting of a variety of stock-based Awards, described in more detail below, such as Stock Options, including Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Reload Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, and other Stock-Based Awards. The term of the Plan is ten
(10) years; no Awards may be granted under the Plan after January 31, 2009. The closing sale price of the Company's Common Stock as quoted in the Nasdaq National Market on March 1, 1999, was $20.125 per share. No Awards have been granted under the Plan as of the date of this Proxy Statement.

Types of Awards. The following types of Awards may be granted under the Plan:

An "Option" is a contractual right to purchase a number of shares at a price determined at the date the Option is granted. Options include Incentive Stock Options, as defined in Section 422 of the Code, as well as Nonqualified Stock Options. The exercise price included in both Incentive Stock Options and Nonqualified Stock Options must equal at least 100% of the fair market value of the stock at the date of grant. Awards of certain Options may also include Reload Options. A Reload Option is an Option to purchase shares equal to the number of shares of Common Stock delivered in payment of the exercise price (including, in the discretion of the Committee, the number of shares tendered to the Company to satisfy any withholding tax liability arising upon exercise) and is deemed to be granted upon such delivery without further action by the Committee. A Reload Option is subject to the same terms of the original option, including the term thereof; however, the exercise price of the Reload Option must equal the fair market value of the Company's Common Stock on the date of grant of the Reload Option.

A "Stock Appreciation Right" is an Award of the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the Stock Appreciation Right and the prevailing market price of the Company's Common Stock at the time of exercise. Stock Appreciation Rights may be granted only in tandem with Options.

"Restricted Stock Grants" are shares of Common Stock granted to an employee for no or nominal consideration. Title to the shares passes to the employee at the time of the grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee.

"Performance Shares" are an Award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.

An "Other Stock-Based Award" is any other Award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in or otherwise based on Common Stock.

Shares Subject to Plan. The shares of the Company's Common Stock reserved for issuance will be available for distribution under the terms of the Plan. The maximum aggregate number of shares of Company Common Stock that may be issued under the Plan is 1,000,000 shares, plus 406,029 shares remaining under the 1997 Plan, plus an annual increase will be added on the date of the annual meeting of shareholders of the Company, beginning with the annual meeting in the year 2000, equal to the lesser of (i) 200,000 shares, (ii) 1% of the sum of (1) the outstanding shares, plus (2) the number of shares subject to outstanding options issued by the Company under this Plan and predecessor plans, or (iii) an amount determined by the Board of Directors.

The number of shares that may be issued under the Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock split, or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options, lapsed shares of Restricted Stock, and shares surrendered in payment for exercising Options may be reissued under the Plan.

Termination or Amendment of the Plan. The Board may at any time amend, discontinue, or terminate this Plan or any part thereof; however, unless otherwise required by law, after shareholder approval, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the Company's shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, or decrease the Option price of any Option to less than 100% of the fair market value on the date of grant.

Eligibility. Key employees of the Company and its subsidiaries are eligible to be granted Awards under the Plan. Eligibility is determined by the Committee. At present, no employees have been granted Awards or are otherwise participating in the Plan. It is not possible to predict the number or identity of future participants or, except as set forth in the Plan, to describe the restrictions that may be included in Award agreements. The Plan provides that no more than 25% of the total shares subject to issuance under the Plan may be awarded to any one employee.

Participation and Assignability. Neither the Plan nor any Award agreement granted under the Plan entitles any participant or other employee to any right to continued employment by the Company or any subsidiary. Generally, no Award, Option, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrance. However, Nonqualified Stock Options may be transferred without consideration to (i) an immediate family member of the optionee, (ii) a trust for the benefit of an immediate family member of the optionee, or (iii) a partnership or a limited liability company whose only partners or members are immediate family members, if the option holder satisfies certain conditions as may be required by the Committee.

Federal Tax Consequences. The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed, and may vary from locality to locality.

Options. Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For Nonqualified Stock Options, the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to Incentive Stock Options, participants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if Common Stock acquired as a result of the exercise of an Incentive Stock Option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such Common Stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an Incentive Stock Option. Exceptions to the general rules apply in the case of a "disqualifying disposition."

If a participant disposes of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as "disqualifying disposition." As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts or business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of Incentive Stock Options may result in an alternative minimum tax liability.

Reload Stock Options. Participants will recognize no income on the grant of any Reload Option. The tax consequences to the participant and the Company are the same as that for a Stock Option.

Stock Appreciation Rights. Upon the grant of a Stock Appreciation Right, the participant will realize no taxable income and the Company will receive no deduction. A participant will realize income at the time of exercise if the Award becomes vested and is no longer subject to forfeiture and the participant is entitled to receive the value of the Award. The Company will receive a deduction of an equal amount in the same year the participant recognizes income.

Restricted Stock. Recipients of shares of Restricted Stock that are not "transferable" and are subject to "substantial risks of forfeiture" at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient's income and the Company's deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

Performance Shares. Participants are not taxed upon the grant of Performance Shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in any Performance Shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

Required Vote for Approval. The affirmative vote of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED PLAN.

                PROPOSAL TO APPROVE THE PERFORMANCE BONUS PLAN.

The Compensation Committee of the Board of Directors has approved a performance bonus plan for the CEO and top executives of the Company. In accordance with section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"), the Company is seeking shareholder approval of the Performance Bonus Plan.

The summary of the Performance Bonus Plan (the "Plan") is as follows, which is qualified in its entirety by reference to the complete text of the Plan set forth in Appendix B to this Proxy Statement.

Eligibility. All salaried employees who are employed with the Company for the entire fiscal year are eligible to participate in the Plan.

Performance Objectives. Any bonuses payable under the Plan are subject to the achievement of certain performance objectives as determined by the Compensation Committee of the Board of Directors from time to time. Current performance under the Plan is linked to targeted return on investment ("ROI") levels for the operating division in which the participant works, or in the case of the CEO and corporate staff, for the Company in total.

Bonus Calculation. For the Named Executives other than the CEO, the bonus pool is calculated by multiplying the ROI bonus rate by the operating profit for the respective operating division. In the case of the CEO, the bonus pool is calculated by multiplying the ROI bonus rate by the operating profit for the Company in total.

The ROI bonus factor is a percentage which begins when the ROI reaches a floor of 7%, and increases until the ROI reaches a ceiling of 23%. Each year the bonus rate schedule is reviewed and approved by the Compensation Committee.

The CEO and the other Named Executives receive a predetermined percentage of the bonus pool as calculated above. For 1999, the Compensation Committee has allocated a fixed percentage of the Corporate bonus pool for the CEO.

Limitations. This performance bonus is capped at a maximum of 200% of the subsequent year's base salary, which is generally determined prior to calculation of final bonus amounts. In addition, any bonus in excess of 100% of the recipient's subsequent year base salary is required to be invested in the Company's Common Stock until such recipient owns a specified amount of Company stock.

Results of Non-Approval. If the Plan is not approved by the shareholders, the performance bonus when coupled with the base salary may not exceed the maximum amount of compensation that would be deductible by the Company as an expense under Section 162 of the Code for any of the Named Executives.

Termination or Amendment of the Plan. The Board of Directors may amend, discontinue or terminate the Plan at any time. The Compensation Committee or the Board may also change individual percentage allocations for Plan participants. However, no amendment, discontinuance or termination may alter or otherwise affect any bonuses earned through the date of termination. In addition, without the approval of the Company's shareholders, no amendment to the Plan may be made which would increase the maximum bonus rate, eliminate the cap on maximum bonus or replace the ROI performance criteria for determining performance-based compensation.

Plan Benefits. Since the amounts to be paid under the proposed Plan are subject to future performance, the Company cannot determine the benefits to be paid for 1999. However, the table below sets forth the amounts which would have been paid in 1998 using the terms of the Plan. A total of approximately 590 participants, excluding any Shoffner Industries, L.L.C. employees, would have been eligible to participate in the Plan in 1998.

 ................................................................................

                               NEW PLAN BENEFITS
                             Performance Bonus Plan

                     NAME AND POSITION                             DOLLAR VALUE ($)
                     -----------------                             ----------------
William G. Currie, CEO                                               $   682,000(1)
Peter F. Secchia, Chairman                                               341,000(1)
James H. Ward, President, Universal Forest Products Eastern
  Division, Inc.                                                         493,000(1)
Michael B. Glenn, President, Universal Forest Products
  Western Division, Inc.                                                 493,000(1)
Gary A. Wright, President, Shoffner Industries, L.L.C.                   500,000(2)
Executive Group in Total                                               3,693,000
Salaried Employees, Excluding Executive Officers                       8,132,310(2)

------------------
(1) Amounts calculated for 1998 were based on the proposed Plan, but amounts actually paid, as shown under the caption "Executive Compensation" herein, were reduced from the calculated amounts by the Compensation Committee at the recommendation of the Chairman and the CEO.

(2) Shoffner Industries, L.L.C. employees have continued their existing bonus plan and therefore are not presently subject to the Plan. The amount listed represents estimated amounts which would have been earned by Shoffner employees under the Plan.
 ................................................................................

Federal Tax Consequences. The following summarizes the federal income tax consequences of the payment of bonuses under the Plan, based on management's understanding of existing federal income tax laws.

Upon payment of a bonus to a Plan participant, the participant will recognize ordinary income in the amount of the bonus paid. The Company will be entitled to a deduction in the year in which the bonus is earned, provided that the bonus is paid within two and one-half months after the close of the calendar year.

Required Vote for Approval. The affirmative vote of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to insure approval. Unless otherwise directed by the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PLAN.

OWNERSHIP OF COMMON STOCK. The following table sets forth information as to each shareholder known to the Company to have been the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock as of March 1, 1999:

 ................................................................................

                 NAME AND ADDRESS OF        AMOUNT AND NATURE OF           PERCENT
                  BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(1)       OF CLASS(2)
                 -------------------       -----------------------       -----------
Peter F. Secchia                                      4,008,224(3)             19.2%
2801 East Beltline NE
Grand Rapids, MI 49525

Carroll M. Shoffner                                   2,596,500(4)             12.4%
5631 S. NC 62
Burlington, NC 27215

J.P. Morgan & Co. Incorporated                        1,307,200(5)              6.3%
60 Wall Street
New York, NY 10260

------------------
(1) Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2) Shares outstanding for this calculation include 120,000 shares which are subject to options exercisable in 60 days, 15,759 shares which are subject to issuance under the Director Retainer Stock Plan, and 10,728 shares which are subject to issuance under a Deferred Compensation Plan.

(3) Includes 50,000 shares owned by Mr. Secchia's wife. Includes 376,268 shares held by a family Limited Liability Company of which Mr. Secchia is a member. Includes 1,488,438 shares held by a family limited partnership of which Mr. Secchia is a partner. Includes 100,000 shares held by a family foundation. Also includes 25,000 shares which may be acquired by Mr. Secchia pursuant to options exercisable within 60 days.

(4) Includes 600,000 shares held by a charitable remainder unitrust of which Mr. Shoffner and his spouse are lifetime beneficiaries.

(5) Includes 247,400 which the named person does not have the power to vote, but does have the power to dispose.
 ................................................................................

SECURITIES OWNERSHIP OF MANAGEMENT. The following table contains information with respect to ownership of the Company's Common Stock by all directors, nominees for election as director, executive officers named in the tables under the caption "Executive Compensation," and all executive officers and directors as a group. The information in this table was furnished by the Company's officers, directors, and nominees for election of directors, and represents the Company's understanding of circumstances in existence as of March 1, 1999.

 ................................................................................

                                                       AMOUNT AND NATURE OF           PERCENT
             NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)       OF CLASS(2)
             ------------------------                 -----------------------       -----------
Peter F. Secchia                                           4,008,224(3)                 19.2%
Carroll M. Shoffner                                        2,596,500(7)                 12.4%
William G. Currie                                            921,947(4)(5)(6)            4.4%
Michael B. Glenn                                             492,349(4)(6)               2.4%
James H. Ward                                                364,000(4)                  1.7%
Gary A. Wright                                               150,000                        *
Richard M. DeVos                                              25,300                        *
John W. Garside                                               23,950                        *
Louis A. Smith                                                17,734(8)                     *
John C. Canepa                                                10,327(8)                     *
Philip M. Novell                                               8,089(8)                     *
All directors and executive officers as a group
  (18 persons)                                             8,343,727(2)(4)(8)           40.0%

------------------
 *  Less than one percent (1%).

(1) Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2) Shares outstanding for this calculation include 120,000 shares which are subject to options exercisable in 60 days, 15,759 shares which are subject to issuance under the Director Retainer Stock Plan, and 10,728 shares which are subject to issuance under a Deferred Compensation Plan.

(3) Includes 50,000 shares owned by Mr. Secchia's wife. Includes 376,268 shares held by a family Limited Liability Company of which Mr. Secchia is a member. Includes 1,488,438 shares held by a family limited partnership of which Mr. Secchia is a partner. Includes 100,000 shares held by a family foundation. Also includes 25,000 shares which may be acquired by Mr. Secchia pursuant to options exercisable within 60 days.

(4) Twenty-three current and former employees of the Company, including Messrs. Currie, Ward, and Glenn, along with other executive officers of the Company, are partners of a general partnership that owns 300,000 shares of the Company's Common Stock. The terms of this Partnership Agreement provide that Mr. Currie has the authority to vote all the shares held by the partnership. Each partner is deemed to have beneficial ownership of all the shares held by this partnership.

(5) Includes 32,888 shares held by a partnership of which Mr. Currie is a general partner. The Partnership Agreement provides that Mr. Currie has the authority to vote all of the shares held by the partnership. Each partner is deemed to have beneficial ownership of all the shares held by this partnership. Excludes shares held by the Company's Profit Sharing Trust, except for 91,770 shares allocated to Mr. Currie's account. Mr. Currie, as a Trustee, disclaims beneficial ownership of all other shares held by the Trust.

(6) Includes 50,000 shares which may be acquired by Mr. Currie, and 10,000 shares which may be acquired by Mr. Glenn, pursuant to options exercisable within 60 days.

(7) Includes 600,000 shares held by a charitable remainder unitrust of which Mr. Shoffner and his spouse are lifetime beneficiaries.

(8) Includes shares obtained through the Company's Director Retainer Stock Plan for Mr. Smith, Mr. Novell, and Mr. Canepa who hold 6,934 shares, 6,298 shares, and 2,527 shares through such plan, respectively.

 ................................................................................

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE. The following Summary Compensation Table shows certain information concerning the compensation for the Chief Executive Officer and each of the Company's four most highly compensated executive officers for fiscal 1998 (the "Named Executives"), and their compensation for 1997 and 1996:

 ................................................................................

                                                            LONG TERM COMPENSATION
                                                                    AWARDS
                                                           RESTRICTED    SECURITIES
                                    ANNUAL COMPENSATION      STOCK       UNDERLYING       ALL OTHER
    PRINCIPAL POSITION      YEAR   SALARY(1)    BONUS(2)     AWARDS     OPTIONS/SARS   COMPENSATION(3)
    ------------------      ----   ---------    --------   ----------   ------------   ---------------
Peter F. Secchia            1998   $302,229     $250,000      -0-             -0-                9,645
Chairman of the Board       1997    326,333     350,000       -0-             -0-                9,288
                            1996    320,750     400,000       -0-             -0-               12,299
William G. Currie           1998    366,333     637,000       -0-             -0-                9,645
Chief Executive Officer     1997    360,500     418,000       -0-             -0-                9,288
and Director                1996    345,751     450,000       -0-             -0-               12,367
James H. Ward               1998    235,000     477,750       -0-             -0-                9,645
President                   1997    201,791     239,251       -0-             -0-                9,288
Universal Forest Products   1996    193,166     268,814       -0-             -0-               12,367
Eastern Division, Inc.
Michael B. Glenn            1998    231,666     477,726       -0-             -0-                9,645
President                   1997    194,333     474,871       -0-             -0-                9,288
Universal Forest Products   1996    186,000     469,111       -0-             -0-               12,367
Western Division, Inc.
Gary A. Wright              1998    199,520(4)  342,597       -0-          50,000                  -0-
President
Shoffner Industries, Inc.

------------------
(1) Includes amounts deferred by Named Executives, including amounts deferred under the Company's 401k Plan.

(2) Includes annual bonus payments under a performance-based bonus plan tied to the Company's return on investment, which covers substantially all salaried employees. The bonus amounts herein represent the amounts earned in each respective year, which are paid in the subsequent year.

(3) The amounts set forth in this column represent Company contributions to the Company's Profit Sharing and 401(k) Plan. Subject to certain age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in the Plan. A subsidiary acquired during 1998 may not yet be eligible to participate in the Plan, or may have a separate retirement plan.

(4) As a result of the Company's merger with Shoffner Industries, Inc., Mr. Wright became an employee of the Company on March 30, 1998.
 ................................................................................

OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information regarding stock options granted to the Named Executives during the preceding fiscal year:

 ................................................................................

                                                 INDIVIDUAL GRANTS
                                                  PERCENT OF
                             NUMBER OF         OPTIONS GRANTED                                  GRANT DATE
                       SECURITIES UNDERLYING   TO ALL EMPLOYEES      EXERCISE      EXPIRATION    PRESENT
      EXECUTIVE        OPTIONS GRANTED(#)(1)    IN FISCAL YEAR    PRICE($/SH)(2)      DATE       VALUE(3)
      ---------        ---------------------   ----------------   --------------   ----------   ----------
Gary A. Wright                 5,000                 1.1%            $17.4375      04/30/2001    $ 23,073
                              10,000                 2.2%            $20.1800      04/30/2004    $ 58,872
                              15,000                 3.2%            $23.3600      04/30/2007    $102,219
                              20,000                 4.3%            $27.0400      04/30/2010    $150,933

------------------
(1) The options granted under this plan may be exercised beginning in 2001.

(2) The exercise price equals or exceeds the fair market value of the Company stock as of the grant date, April 22, 1998.

(3) Based on the binomial option valuation model assuming volatility is 20%, risk-free rate of return is 5.4%, dividend yield is .6%, and time of exercise is 30 days prior to expiration of option. The binomial model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options. The actual value of the options, if any, will depend on the market value of the Company's Common Stock subsequent to the date the options become exercisable.
 ................................................................................

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth information regarding the number and value of exercised and unexercised options held by the Named Executives at December 26, 1998.

 ................................................................................

                                                        NUMBER OF SECURITIES
                        SHARES                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                       ACQUIRED                              OPTIONS AT               IN-THE-MONEY OPTIONS
                          ON            VALUE           DECEMBER 26, 1998(#)       AT DECEMBER 26, 1998($)(1)
      EXECUTIVE       EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ---------       -----------   --------------   -----------   -------------   -----------   -------------
Peter F. Secchia           0              0               0            62,500          $0         $  981,250
William G. Currie          0              0               0           125,000           0          1,962,500
James H. Ward              0              0               0            45,000           0            670,000
Michael B. Glenn           0              0               0            45,000           0            670,000
Gary A. Wright             0              0               0            50,000           0             12,812

------------------
(1) Values based on the difference between the closing market price of the Company's stock as of December 26, 1998 ($20.00) and the exercise price of the options.
 ................................................................................

COMPENSATION COMMITTEE REPORT. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     During 1998, the Company maintained its compensation program in accordance with the Compensation Committee goals which are designed to align the financial interests of its officers and key executives with those of its shareholders. The focus of the Committee has been to tie executive compensation to the creation of shareholder value, both short and long term.

     The Committee believes executives should be rewarded for achieving Company objectives, with the major emphasis on providing a return on invested capital. By increasing the Company's return on investment, the value of the Company is dramatically increased, and each shareholder will benefit. In addition, a major initiative for 1998 was profitable sales growth and other objectives tied to the Company's Performance 2002 initiative. The Committee has determined that the following combination of base salary, bonus and benefits will best motivate Company executives to achieve the Company's goals.

     Base Salaries. Annual base salaries are based on past and present corporate and individual performance, with reference to base salary data of similar-sized corporations and industry competitors so such salaries are generally competitive in the market place. Salary comparisons with peer group companies are reviewed and analyzed to account for differences in size and business complexity among peer companies.

     The Committee has complete discretion in determining base salary amounts (including the grant and amount of any annual discretionary incentive payments or stock option awards), regardless of whether corporate or individual performance goals are achieved. The Committee exercised its complete discretion in setting base salaries for 1998.

     Each year the Committee reviews, with the Chief Executive Officer, and approves, with such modifications as it may deem appropriate, an annual salary adjustment target for executives for the ensuing February 1 to January 31, based on current available survey data, cost of living factors, and performance judgments as to the past and expected future contributions of the individual officers.

     Incentive Compensation. The Company relies heavily on annual discretionary incentive compensation to attract and retain Company officers and other key employees of outstanding abilities, and to motivate them to perform to the full extent of their abilities. The Company's incentive compensation system in 1998 focused on Return on Investment (ROI). For Messrs. Ward and Glenn, 1998 bonuses are based on the ROI of their respective operations, with adjustments to the bonus based on attainment of certain Company and Divisional goals. For Mr. Wright, bonus is based on the pretax operating profit of Shoffner Industries, Inc. (now known as Shoffner Industries, L.L.C.) which was the method utilized by Shoffner Industries prior to its acquisition by the Company in March of 1998. For Messrs. Currie and Secchia, incentive compensation is based entirely on the ROI of the Company as a whole.

     Chief Executive. The Committee annually reviews and establishes the discretionary component of the base salary of the Chief Executive Officer. His salary is based on comparable compensation data, the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. The Chief Executive Officer's base salary fell within the middle-range of the salaries of comparable executives. When compared with the new peer group of the Company (as discussed under "Stock Performance Graphs"), the Chief Executive Officer's base salary fell in the upper quartile of the peer group. The Committee has complete discretion in setting base salary for Mr. Currie (who does not have an employment agreement with the Company).

     The Chief Executive Officer's incentive bonus amount for 1998 was based upon performance determined under the Performance Bonus Plan described above. The Chief Executive Officer's bonus for 1998 reflects the Company's overall performance, including record net earnings achieved in 1998. While overall Company ROI decreased slightly from 1997, the substantial increase in net earnings resulted in an increased total bonus amount.

     Incentive Bonus Program. For fiscal 1999, the Company will continue to use the ROI based Performance Bonus Plan described above. By basing the individual's incentive compensation on the ROI generated by the profit center, the individual is rewarded for properly managing assets, increasing cash flow, and obtaining higher net margins. A discretionary bonus component, limited to 5% of the greater of the actual improvement or the operating profit, is available for salaried personnel at operations which have not yet hit the ROI target, but which demonstrate improvement over the previous year.

     For the Chief Executive and the other Named Executives, incentive compensation will be paid as provided in the Performance Bonus Plan, as approved by the Committee.

     The Company's policy is to pay all earned compensation regardless of whether it exceeds the One Million Dollar ($1,000,000.00) limitation on compensation deductions set forth in Section 162(m) of the Internal Revenue Code. However, to ensure the maximum tax deductibility for the Company, the Company has elected to request shareholder approval of the existing incentive compensation plan. A description of this Plan appears above under the caption "Proposal to Approve the Performance Bonus Plan."

This report has been furnished by the members of the Board of Directors' Compensation Committee.

John W. Garside, Chairman
John C. Canepa
Richard M. DeVos

The report of the Compensation Committee shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPHS. The following graphs depict the cumulative total return on the Company's Common Stock compared to the cumulative total return on the indices for The NASDAQ Stock Market(SM) (all U.S. companies) and an industry peer group selected by the Company. The graph assumes an investment of $100.00 on November 10, 1993, the first day of public trading of the Company's stock, and reinvestment of dividends in all cases.

In 1998, the Company selected a new peer group which it believes more accurately reflects the Company's business compared with the business of its peers.

The former peer group was established in 1993 at the time of the Company's initial public offering, and includes companies which have merged (e.g. Plygem merged into Nortek, Inc., ABTCo merged into Louisiana Pacific Corporation) as well as companies whose growth patterns have differed dramatically from the Company (Weyerhaeuser). Therefore, the Company has selected a new peer group which consists of entities whose businesses consist of value added building materials and/or products made of wood.

Both the new peer group and the former peer group are listed below.

                                 NEW PEER GROUP
PERFORMANCE GRAPH

                                                    UNIVERSAL FOREST           NASDAQ STOCK MARKET        SELF-DETERMINED PEER
                                                     PRODUCTS, INC.             (U.S. COMPANIES)                  GROUP
                                                    ----------------           -------------------        --------------------
'12/27/93'                                               100.00                      100.00                      100.00
'12/27/94'                                                63.30                       99.20                       88.40
'12/27/95'                                                99.40                      140.80                       90.30
'12/27/96'                                               139.40                      174.00                       95.20
'12/26/97'                                               137.30                      204.90                       96.60
'12/24/98'                                               212.10                      295.80                       91.50

                                       12/1993  12/1994  12/1995  12/1996  12/1997  12/1998
M Universal Forest Products, Inc.        100.0     63.3     99.4    139.4    137.3    212.1
O Nasdaq Stock Market (US Companies)     100.0     99.2    140.8    174.0    204.9    295.8
K Self-Determined Peer Group             100.0     88.4     90.3     95.2     96.6     91.5

The companies included in the Company's new self-determined industry peer group are as follows:

Armstrong World Industries, Inc.                            Louisiana Pacific Corp.
Building Materials Holding Co.                              Patrick Industries
Georgia Pacific Corp.                                       TJ International, Inc.
Kevco Inc.

                               FORMER PEER GROUP

OLD PEER GROUP LINE GRAPH

                                                    UNIVERSAL FOREST           NASDAQ STOCK MARKET        SELF-DETERMINED PEER
                                                     PRODUCTS, INC.             (U.S. COMPANIES)                  GROUP
                                                    ----------------           -------------------        --------------------
'12/27/93'                                               102.60                      100.40                      101.70
'12/27/94'                                                64.90                       99.50                       90.20
'12/27/95'                                               102.00                      141.30                       96.90
'12/27/96'                                               143.00                      174.60                      105.30
'12/26/97'                                               141.00                      205.60                      108.60
'12/24/98'                                               217.70                      296.90                      109.80

                                       12/1993  12/1994  12/1995  12/1996  12/1997  12/1998
M Universal Forest Products, Inc.        102.6     64.9    102.0    143.0    141.0    217.7
O Nasdaq Stock Market (US Companies)     100.4     99.5    141.3    174.6    205.6    296.9
K Self-Determined Peer Group             101.7     90.2     96.9    105.3    108.6    109.8

The companies included in the Company's former peer group are as follows:

ABT Building Products Corp.                                 Nortek, Inc. (acquired by PlyGem
Armstrong World Industries, Inc.                            Industries, Inc.)
Georgia Pacific Corp.                                       Triangle Pacific Corp.
Louisiana Pacific Corp.                                     Weyerhaeuser Corp.
Morgan Products Ltd.

The returns of each company included in the self-determined peer group are weighted according to each respective company's stock market capitalization at the beginning of each period presented in the graph above.
 ................................................................................

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Exchange Act requires directors, executive officers and greater than 10% beneficial owners to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission, and applicable regulations require them to furnish the Company with copies of all
Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to the Company, or written representations that no such reports were required, all Section 16(a) filing requirements applicable to the reporting persons were complied with, except for Mr. Higgs who filed one late Form 4 report covering one transaction.

INDEPENDENT PUBLIC ACCOUNTANTS. Deloitte & Touche LLP, certified public accountants, have audited the financial statements of the Company and its subsidiaries for the fiscal year ended December 26, 1998, and management intends to recommend the reappointment of the firm of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement and are expected to be able to respond to appropriate questions from the shareholders.

AVAILABILITY OF FORM 10-K. Shares of the Company's stock are traded under the symbol UFPI on The NASDAQ Stock Market(sm). The Company's 10-K Report filed with the Securities and Exchange Commission will be provided free of charge to any shareholder upon written request. Other significant financial information is available on the Company's web site at www.ufpinc.com. For more information, contact the Investor Relations Department, 2801 East Beltline NE, Grand Rapids, Michigan 49525.

SHAREHOLDER PROPOSALS. Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than November 18, 1999, to be considered for inclusion in the proxy materials relating to that meeting. Proposals of shareholders should be addressed to the attention of Secretary, 2801 East Beltline NE, Grand Rapids, Michigan 49525. If the Company receives notice of a shareholder proposal after February 8, 2000, the persons named as proxies for the 2000 Annual Meeting of Shareholders will have discretionary voting authority to vote on that proposal at the meeting.

FUTURE PROXY SOLICITATION. In the future, the Company would like to utilize the Internet to solicit proxies from its shareholders. We will also accept voting by telephone or via the Internet. If, in the future, you are interested in accepting proxy solicitations via the Internet, please visit our web site at www.ufpinc.com, and request to be put on our e-mail list by clicking on the "Info Request" icon.

By Order of the Board of Directors,

Matthew J. Missad, Secretary

March 24, 1999

                                                                      APPENDIX A

UNIVERSAL FOREST PRODUCTS, INC.
1999 LONG TERM STOCK
INCENTIVE PLAN

ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

1.1 Establishment of the Plan. Universal Forest Product, Inc., a Michigan corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Universal Forest Products, Inc. 1999 Long Term Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards to key employees of the Company and its Subsidiaries. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 1999 Annual Meeting of Shareholders, the Plan shall become effective as of April 28, 1999 (the "Effective Date").

1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and award such employees. The Plan supersedes and replaces the Company's Long Term Inventive Plan, adopted by the Company's shareholders in 1997.

1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date, and Cash Payment Rights and Reload Options may be effected pursuant to the terms of Awards granted prior to the Termination Date.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.

2.2 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

2.3 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

2.4 "Board" shall mean the Board of Directors of the Company.

2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.6 "Committee" shall mean the Committee, as specified in Article 3, appointed by the Board to administer the Plan.

2.7 "Common Stock" shall mean the Common Stock of the Company.

2.8 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

2.9 "Fair Market Value" shall be the mean between the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

2.10 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.11 "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of Common Stock.

2.12 "Nonemployee Director" shall have the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the SEC.

2.13 "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

2.14 "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or a Reload Option.

2.15 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.16 "Other Stock-Based Award" shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.17 "Participant" shall mean an employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

2.18 "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

2.19 "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the

Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

2.20 "Reload Option" shall mean an Option that is awarded under the conditions of Section 6.5 of the Plan.

2.21 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains normal retirement age as established by the Committee at the time an Award is made.

2.22 "Restricted Stock" shall mean an Award granted to a Participant under
Article 8 of this Plan.

2.23 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.

2.24 "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

2.25 "Termination of Employment" shall mean the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

ARTICLE 3
ADMINISTRATION

3.1 The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not less than two (2) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Nonemployee Director.

3.2 Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key employees of the Company or a Subsidiary. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

     (a) To select the key employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

     (b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

     (c) To determine the number of shares of Common Stock to be covered by each Award;

     (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

     (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by the Company other than under the terms of this Plan;

     (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

     (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"), shall be:

     (a) 1,000,000 Shares; plus

     (b) shares approved but not covered by options or other stock rights granted under the 1997 Long Term Incentive Plan.

     (c) an annual increase in the number of Shares determined and to be effective on the date of each annual meeting of the Company's shareholders (commencing with the annual meeting in the year 2000), equal to the lesser of (i) 200,000 Shares, (ii) one percent (1.0%) of the sum of (1) the outstanding Shares, plus (2) the number of Shares subject to outstanding options issues under the Plan on such date, or (iii) such number of Shares as determined by the Board.

Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time. If an Award expires unexercised or is forfeited, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement. In addition, Shares from the following sources shall be added to the number of Plan Shares available for issuance under the Plan: (1) any Shares of the Company's Common Stock surrendered in payment of the exercise price of Options or to pay the tax withholding obligations incurred upon the exercise of Options; and (2) Options withheld to pay the exercise price or tax withholding obligations incurred upon the exercise of Options.

ARTICLE 5
ELIGIBILITY

The persons who shall be eligible to receive Awards under the Plan shall be such key employees of the Company or a Subsidiary as the Committee shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by such employees, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements. No participant may receive Awards under the Plan covering more than twenty-five percent (25%) of Plan Shares.

ARTICLE 6
STOCK OPTIONS

6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

6.3 Incentive Stock Options. No term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. Each Agreement shall comply with and be subject to the following terms and conditions:

     (a) Participant's Agreement. Each Participant shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Option. Such Agreement shall not impose upon the Company any obligation to retain the Participant in its employ for any period.

     (b) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date, provided that the Option Price per share of Common Stock subject to an Incentive Stock Option granted to an Insider shall be no less than 110 percent of the Fair Market Value of the shares of Common Stock on the Award Date.

     (c) Option Term. The term of each Option shall be fixed by the Committee, but no Option which is designated as an ISO shall be exercisable more than ten (10) years after the date the ISO is granted, provided that the term of any Incentive Stock Option granted to an Insider shall not exceed five (5) years.

     (d) Exercisability. Except as provided in Section 13.2, no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions (including but not limited to vesting provisions) as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

     (e) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in
     Section 14.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period [as defined in Section 8.3(a)], applicable to the shares of Restricted Stock surrendered therefor.

     (f) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that
     (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4(f), and
     (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 6.4(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(g), (h) and (i) hereof, and the tax withholding obligations of Section 13.3 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(g), (h), and (i). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

     (g) Termination of Employment for Reasons other than Disability or Death. Upon Termination of Employment for any reason other than on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three
     (3) months following Termination of Employment, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Employment for such purposes shall be determined by the Committee, which determination shall be final and conclusive.

     (h) Termination of Employment for Disability. Upon Termination of Employment by reason of Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of one (1) year following such Termination of Employment, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(i) below.

     (i) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within one (1) year after his or her death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in
     Section 6.4(h), at any time within the longer of such extended period or three (3) months after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

     (j) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(g), (h) or (i) is applicable shall terminate upon expiration of such exercise period.

     (k) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

6.5 Reload Options. Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce employees to retain ownership of shares of Common Stock, the Committee shall have the authority (but not an obligation) to include within any Award Agreement a provision entitling the Participant to a further Option (a "Reload Option") in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering shares of Common Stock previously owned by the Participant, in accordance with this Plan and the terms and conditions of the Award Agreement. A Reload Option shall entitle a Participant to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall: (a) have an Option Price of not less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of such Reload Option; (b) have a term not longer than the remaining term of the original Option at the time of exercise thereof; (c) become exercisable in the event the shares acquired upon exercise of the original Option are held for a minimum period of time established by the Committee; and (d) be subject to such other terms and conditions as the Committee may determine.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. The Committee may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. A SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

ARTICLE 8
RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

8.2 Awards and Certificates. A prospective Participant selected to receive a Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

     (a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

     (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Universal Forest Products, Inc. Long Term Stock Incentive Plan and related Award Agreement entered into between the
        registered owner and the Company, dated             . Copies of such
        Plan and Agreement are on file in the offices of the Company, 2801 East Beltline NE, Grand Rapids, Michigan 49525."

     (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

     (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the Award Date and expiring not less than twelve (12) consecutive months thereafter (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

     (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

     (c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

     (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

ARTICLE 9
PERFORMANCE SHARES

9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Committee may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Committee shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

9.2 Terms and Conditions. Performance Shares awarded pursuant to this Article 9 shall be subject to the following terms and conditions:

     (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

     (b) Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

     (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 9, upon Termination of Employment for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

     (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine and set forth in the Award Agreement, the Committee may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

ARTICLE 10
OTHER STOCK-BASED AWARDS

10.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, SARs, Restricted Stock or Performance Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this
Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

     (a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this
     Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

     (b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

     (c) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

     (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

     (e) Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

ARTICLE 11
TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 4 or by Section 13.1); or (ii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 12
UNFUNDED PLAN

This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 13
ADJUSTMENT PROVISIONS

13.1 Antidilution. Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

13.2 Change in Control. Notwithstanding Section 13.1, upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

13.3 Adjustments by Committee. Any adjustments pursuant to this Article 13 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

ARTICLE 14
GENERAL PROVISIONS

14.1 Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

14.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment;
(b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or
(c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

14.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

14.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

14.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

CERTIFICATION. The foregoing Plan was duly adopted by the Board of Directors on the 20th day of January, 1999, subject to approval by the Company's shareholders.

Matthew J. Missad, Secretary
Universal Forest Products, Inc.

                                                                      APPENDIX B

UNIVERSAL FOREST PRODUCTS, INC.
PERFORMANCE BONUS PLAN

1. PURPOSE

The purpose of the Performance Bonus Plan (the "Plan") is to align the interests of the salaried employees with the interests of the Company's shareholders. The plan is designed to promote the efficient use of capital and to maximize the Company's return on investment, while still encouraging sales growth.

2. DEFINITIONS

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board of Directors of the Company. The Committee shall consist of two or more members of the Board, each of whom shall be an outside director as that term is used in Section 162(m) of the Code.

"Company" means Universal Forest Products, Inc., and its subsidiaries which participate in the Plan.

"Plan" means this Performance Bonus Plan.

"ROI" means the Pre-Bonus Return on Investment as calculated by the Company. ROI is calculated by taking pre-bonus operating profit less income taxes, divided by average monthly investment. Average investment is defined as Inventory plus Accounts Receivable plus net Property, Plant and Equipment plus Purchasing Department investment allocation plus Goodwill less Accounts Payable. The Average Investment is based on the twelve months of the fiscal year.

3. ELIGIBILITY REQUIREMENTS

A participant must be a salaried employee and be employed by the Company at the beginning of the new calendar year in order to be allocated a fixed percentage of a bonus pool under the Plan.

4. ADMINISTRATION

The Plan shall be reviewed annually by the Committee. The Committee shall have the full power to interpret the Plan and adopt such rules, regulations and guidelines for administering the Plan as the Committee deems proper. The Committee may utilize such professionals as it deems necessary or advisable.

5. ANNUAL CERTIFICATION

Each year prior to payment of the performance bonuses under the Plan, the Committee shall certify that the performance requirements of the Plan have been satisfied in accordance with the Plan and Section 162(m) of the Code.

In addition, the Committee shall review and approve the ROI bonus rate schedule for the next fiscal year.

6. BONUS CALCULATION

A. Bonuses under the Plan are awarded based on the ROI achieved. The bonus pool for each participant group is determined by the operating results of all the operations within the group.

B. The bonus is calculated using an ROI rate table approved by the Committee. The bonus rate increases as ROI increases. For 1999, the bonus rate ranges from a low of 5.3% of pre-bonus operating profit to a maximum of 27.2% of pre-bonus operating profit. The maximum bonus rate is only achieved for ROI of 23% or more.

C. An improvement bonus is available only for those plants that improve their ROI from one year to the next but do not have a high enough ROI to get on the Bonus Rate Table.

7. BONUS LIMITATIONS

Under the ROI bonus plan, a participant may not receive a bonus which exceeds two times the base salary (the "Maximum Bonus Amount") for the subsequent year. A bonus which exceeds one times the base salary but is less than the Maximum Bonus Amount is called the "Excess Bonus." An Excess Bonus is required to be invested in the Common Stock of the Company until certain ownership requirements are met.

8. SEPARATION FROM SERVICE

A. Terminated Participants. A participant terminated by the Company receives one-half of the bonus earned, prorated for the time employed, at 1/12th for each full month of service in the fiscal year.

B. Voluntary Terminations. A participant who resigns and leaves before bonuses are distributed forfeits the entire bonus.

C. Leave of Absence or Other Absence. If a participant leaves employment due to retirement, death, or authorized leave of absence, the Committee shall determine the appropriate adjustment to the bonus calculation, if any, for such participant.

9. GENERAL

A. No Right to Employment. No participant or other person shall have any claim or right to be retained in the employment of the Company or a Subsidiary by reason of the Plan or any Earned Bonus or Bonus Reserve Account.

B. Plan Expenses. The expenses of the Plan and its administration shall be borne by the Company.

C. Plan Not Funded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Earned Bonus or Bonus Reserve Account under the Plan.

D. Reports. The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding the Plan, as may be required by any applicable statute, rule, or regulation.

E. Governing Law. The validity, construction, and effect of the Plan, and any actions relating to the Plan, shall be determined in accordance with the laws of the state of Michigan and applicable federal law.

10. AMENDMENT AND TERMINATION OF THE PLAN

The Board may, from time to time, amend the Plan in any respect, or may discontinue or terminate the Plan at any time, provided that:

A. No amendment, discontinuance or termination of the Plan shall alter or otherwise affect the amount of a bonus earned through the date of termination; and

B. No amendment to the Plan may be made which would increase the maximum bonus rate, eliminate the cap on the Maximum Bonus Amount or replace the ROI performance criteria for determining performance-based compensation without approval of the Company's shareholders.

                        UNIVERSAL FOREST PRODUCTS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned herby appoints William G. Currie and Matthew J. Missad as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Universal Forest Products, Inc. held of record by the undersigned on March 1, 1999 at the Annual Meeting of Shareholders to be held April 28, 1999, and at any adjournment thereof.


                         (TO BE SIGNED ON REVERSE SIDE)

    Please mark your
|X| votes as in this
    example

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.

                      FOR  WITHHELD                                                                          FOR  AGAINST  ABSTAIN
1.Directors to be     | |    | |    (Instruction: To withhold authority   2.Proposal to approve a Long Term  | |    | |      | |
  Elected by Holders                to vote for any individual nominee,     Stock Incentive Plan.
  of Common Stock                   strike a line through the nominee's
                                    name in the list below.)

                                    John C. Canepa, Carroll M. Shoffner,
                                    Louis A. Smith
                                                                          3.Proposal to approve the          | |    | |      | |
                                                                            Performance Bonus Plan.

                                                                          4.In their discretion, the Proxies are authorized to vote
                                                                            upon such other business as may properly come before
                                                                            the meeting.



SIGNATURE(S)                                              DATE
           -----------------------------------------------    -----------
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARE ARE GIVE BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME
BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.